WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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  EXHIBIT 27.1


  This schedule contains summary financial information extracted from the Company's consolidated statements of operations and balance sheets and is qualified in it's entirety by reference to such financial statements.


  SEMICON, INC.


  Period type                              12 Mos
  Fiscal year end                                                            Jun 30 1997
  Period end                                                                 Jun 30 1997
  Cash                                                                           227,000
  Securities                                                                           0
  Receivables                                                                    440,000
  Allowances                                                                      10,000
  Inventory                                                                      749,000
  Current assets                                                               1,445,000
  PP&E, gross                                                                  4,124,000
  Depreciation                                                                 4,038,000
  Total assets                                                                 1,532,000
  Current liabilities                                                          6,489,000
  Bonds                                                                        1,793,000
  Common                                                                         826,000
  Preferred mandatory                                                                  0
  Preferred                                                                            0
  Other SE                                                                    (5,783,000)
  Total liability and equity                                                   1,532,000
  Sales                                                                        5,138,000
  Total revenues                                                               5,138,000
  CGS                                                                          4,876,000
  Total costs                                                                  6,017,000
  Other expenses                                                                  (1,000)
  Loss provision                                                                       0
  Interest expense                                                               279,000
  Income, pretax                                                                (879,000)
  Income tax                                                                           0
  Income, continuing                                                            (879,000)
  Discontinued                                                                         0
  Extraordinary                                                                  117,000
  Changes                                                                              0
  Net income                                                                    (762,000)
  EPS, primary                                                                     (0.23)
  EPS, diluted                                                                     (0.23)



















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